Exhibit 99.1

Asure Software Reports Financial Results for
2015 First Quarter

In thousands, except per share data	Q1 2015	Q1 2014	% Change
Revenue	$6,332	$6,527	down 3%
Gross margin	$4,680	$4,969	down 6%
Net loss	$(483)	$(530)	improved 9%
EBITDA, excluding one-times*	$970	$1,140	down 15%
Diluted net loss per share, excluding one-times*	$(0.03)	$(0.02)

AUSTIN, Texas, May 13, 2015 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the first quarter ended March 31, 2015.

Strategic Highlights

•	Closed cloud-based and mobile sales with new clients Allstate, Ricoh for Thompson Hine, St David’s Medical Center and BCBS of Massachusetts.

•
Accelerated client conversions from on premise to on demand solutions and product expansions, including upgrades to McKool Smith, P.C., Horizon Lines, Royal Bank of Canada, KPMG, State Street and the United States Army.

•	Made operational improvements to optimize costs:

o
Supply chain process improvements and improved COGS anticipated to drive 25% savings on certain hardware products. Based on projected 2015 sales units, this would save the company approximately $160,000.

o	Consolidated Framingham, MA and Warwick, RI offices to a centralized location in Dedham, MA, resulting in annual savings of $120,000; also opened new London office as a new European headquarters.

•	Reorganized sales team to introduce a new National Account Sales Executive team consisting of seasoned sales executives focused on larger deals in the enterprise and global markets.

•
The company will start reporting backlog on a quarterly basis beginning Q2 2015.  Asure Software defines backlog as sales bookings that have not yet turned into revenue or deferred revenue, including both repetitive and non-repetitive product lines. For repetitive products, one year’s value is included in backlog.

•	Introduced new product enhancements and touch panels with a sleeker design and enhanced features that make viewing and scheduling schedule space and resources easier.

Results

•
Cloud and mobile bookings decreased by 22% from the first quarter 2014. Contributing to this decrease is the sales force reorganization described above and longer enterprise and global sales cycles correlated to larger average deal sizes.

•	Revenue for the quarter was $6.3 million as compared to $6.5 million in the first quarter 2014, a decrease of 3%.

•	Recurring revenue as a percent of total revenue was 79% for the quarter as compared to 76% in the first quarter of 2014.

•	Gross margin for the quarter was $4.7 million compared to $5.0 million in the first quarter 2014, a decrease of 6%.

•	EBITDA* excluding one-time items* for the quarter was approximately $970,000 compared to $1.14 million in the first quarter of 2014, a decrease of 15%.

•	First quarter net loss per share, excluding one-times*, was $(0.03) compared to $(0.02) in the first quarter of 2014.

•	Cash flow provided by operating activities for the quarter was $546,000 compared to $71,000 in the first quarter 2014, an increase of 669%.

Management Commentary
Pat Goepel, Chief Executive Officer of Asure Software commented, “The Q1 revenue decline was impacted by : 1) an inventory issue which delayed delivery of orders - we anticipate a catchup in Q2, and 2) increased enterprise sales, which typically involve phased implementations and which resulted in an increase to backlog as project work was not completed in the quarter. Although these items contributed to an otherwise seasonally slow Q1, we expect a much improved Q2.  Further, we are seeing increased demand and interest for cloud-based and mobile solutions to manage enterprise and global hoteling, hot-desking, and alternative workforce solutions.  The strategic investments the Company has made gives us confidence for growth as we move forward.”

Brad Wolfe, Asure’s Chief Financial Officer added, “The company is well-positioned to drive bookings growth, revenue and EBITDA moving forward. We expect improved performance and a resumption of continued quarter over quarter growth in Q2 and beyond. Accordingly, we reaffirm our 2015 guidance as stated in our fourth quarter 2014 earnings release.”

Please see below for details around Asure’s financial results.

Company Outlook
$000s	FY 15
Revenue	$30,000
EBITDA, excluding one-time items	$5,600
Net income per share, excluding one-time items	$0.25

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, May, 13, 2015 at 11:00 a.m. ET, (10:00 a.m. CT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Brad Wolfe, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 42065729.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/.

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) is headquartered in Austin, Texas with regional headquarters in London, England. Asure helps companies better manage their global, mobile workforces with cloud-based and mobile solutions that bring people, time, space and assets together in a meaningful way. The company serves approximately 6,000 clients worldwide with workplace and workforce management solutions that offer innovative ways to help meet the needs of an agile workforce. For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

For more information contact:

Brad Wolfe, CFO
Asure Software, Inc.
888-323-8835
bwolfe@asuresoftware.com

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$274	$320
Accounts receivable, net of allowance for doubtful accounts of $117 and $120 at March 31, 2015 and December 31, 2014, respectively	4,879	5,295
Inventory	263	170
Prepaid expenses and other current assets	1,172	1,303
Total current assets	6,588	7,088
Property and equipment, net	1,997	1,539
Goodwill	17,436	17,500
Intangible assets, net	7,707	8,322
Other assets	420	19
Total assets	$34,148	$34,468
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$750	$750
Accounts payable	2,181	1,533
Accrued compensation and benefits	225	350
Other accrued liabilities	1,129	1,128
Deferred revenue	10,265	10,641
Total current liabilities	14,550	14,402
Long-term liabilities:
Deferred revenue	339	475
Notes payable	14,502	14,381
Other liabilities	684	739
Total long-term liabilities	15,525	15,595
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,443 and 6,434 shares issued, 6,059 and 6,050 shares outstanding at March 31, 2015 and December 31, 2014, respectively	64	64
Treasury stock at cost, 384 shares at March 31, 2015 and December 31, 2014	(5,017)	(5,017)
Additional paid-in capital	278,735	278,656
Accumulated deficit	(269,629)	(269,146)
Accumulated other comprehensive loss	(80)	(86)
Total stockholders’ equity	4,073	4,471
Total liabilities and stockholders’ equity	$34,148	$34,468

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands, except share and per share data)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2015	2014
Revenues	$6,332	$6,527
Cost of sales	1,652	1,558
Gross margin	4,680	4,969

Operating expenses
Selling, general and administrative	3,449	3,362
Research and development	738	721
Amortization of intangible assets	505	497
Total operating expenses	4,692	4,580

Income (loss) from operations	(12)	389

Other income (loss)
Loss on lease termination	(110)	-
Gain on settlement of note payable and litigation	-	1,034
Loss on debt refinancing	-	(1,402)
Foreign currency loss	(11)	(2)
Interest expense and other	(282)	(457)
Interest expense – amortization of original issue discount (OID)	(8)	(50)
Total other loss, net	(411)	(877)

Loss from operations before income taxes	(423)	(488)
Income tax provision	(60)	(42)
Net loss	$(483)	$(530)
Other comprehensive income (loss):
Foreign currency gain (loss)	6	(8)
Other comprehensive loss	$(477)	$(538)

Basic and diluted net loss per share
Basic	$(0.08)	$(0.09)
Diluted	$(0.08)	$(0.09)

Weighted average basic and diluted shares
Basic	6,055,000	5,971,000
Diluted	6,055,000	5,971,000

 ASURE SOFTWARE, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(483)	$(530)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	785	686
Provision for doubtful accounts	15	-
Share-based compensation	37	39
Amortization of original issue discount (OID)	8	50
Gain on settlement of note payable and litigation	-	(1,034)
Loss on debt refinancing	-	1,402
Changes in operating assets and liabilities:
Accounts receivable	401	(311)
Inventory	(93)	(2)
Prepaid expenses and other assets	(195)	(17)
Accounts payable	648	181
Accrued expenses and other long-term obligations	(65)	(286)
Deferred revenue	(512)	(107)
Net cash provided by operating activities	546	71

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(658)	(168)
Disposals of property and equipment	26	-
Collection of note receivable	-	5
Net cash used in investing activities	(632)	(163)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,000	15,000
Payments on notes payable	(887)	(16,248)
Payments on amendment of senior notes payable	(75)	(704)
Debt financing fees	-	(575)
Payments on capital leases	(51)	(32)
Insurance proceeds for settlement of notes payable dispute, net of expenses	-	373
Net proceeds from exercise of stock options	42	21
Net cash provided by (used in) financing activities	29	(2,165)
Effect of foreign exchange rates	11	(9)

Net decrease in cash and cash equivalents	(46)	(2,266)
Cash and cash equivalents at beginning of period	320	3,938
Cash and cash equivalents at end of period	$274	$1,672

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$197	$484

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies. EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items

FOR THE THREE MONTHS ENDED

$000s	March 31, 2015	March 31, 2014
Net Loss	(483)	(530)
Interest and amortization of OID	288	507
Tax	60	42
Depreciation	174	113
Amortization	611	573
Stock Compensation	37	39
EBITDA	687	744
One-time items	283	396
EBITDA excluding one-time items	970	1,140

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items

$000s	FOR THE THREE MONTHS ENDED March 31
	2015	2014
Net Income (Loss)	(483)	(530)
Legal & Professional Services	8	28
Loss on Debt Refinancing	-	1,402
Gain on Settlement of Note Payable and litigation	-	(1,034)
Severance, Recruitment & Relocation	55	-
Gain on sale of assets	-	-
Interest income from settlement	-	-
Other one-time items (net)	220	-
Sub-total excluding Taxes	283	396
Sub-total one-time items	283	396
Net Income (Loss) excluding one-time items	(200)	(134)